UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 13, 2010 (August 11, 2010)

Commission File Number 0-8084

Connecticut Water Service, Inc.
(Exact name of registrant as specified in its charter)

Connecticut (State or other jurisdiction of incorporation or organization)	06-0739839 (I.R.S. Employer Identification No.)

93 West Main Street, Clinton, CT (Address of principal executive office)	06413 (Zip Code)

(860) 669-8636
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On August 12, 2010, the Company issued a press release announcing an increase in the quarterly dividend on the Company’s common shares from $0.2275 per quarter to $0.2325 per quarter, and declared a quarterly cash dividend on common shares payable on September 15, 2010 for shareholders of record as of September 1, 2010. This is the forty first consecutive year that the Company has increased its dividend payout to holders of the Company’s common shares.

Amended and Restated CWC Pension Plan

On August 11, 2010, the Board of Directors of the Company adopted an amendment and restatement of The Connecticut Water Company Employees’ Retirement Plan (CWC Pension Plan), effective except where otherwise indicated as of January 1, 2010, to consolidate prior amendments, comply with various legislative and regulatory developments, and make certain other changes.

A copy of the Amended and Restated CWC Pension Plan, adopted August 11, 2010, is attached hereto as Exhibit 10.1 and is hereby incorporated by reference.

(c)	Exhibits

10.1	Amended and Restated The Connecticut Water Company Employees’ Retirement Plan, adopted August 11, 2010.
99.1	News Release dated August 12, 2010 relating to increase and declaration of quarterly dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Connecticut Water Service, Inc. (Registrant)
Date: August 13, 2010	By: /s/ David C. Benoit David C. Benoit Vice President – Finance and Chief Financial Officer